UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  September 18, 2015

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2015, ITT Educational Services, Inc. (the “Company”) entered into Amendment No. 3 to Financing Agreement (the “Financing Agreement Amendment”) with Cerberus Business Finance, LLC (“Cerberus”), as collateral agent and administrative agent, and the lenders party thereto.  The Financing Agreement Amendment provides for an amendment to the Financing Agreement, dated as of December 4, 2014, as amended on December 23, 2014 and March 17, 2015 (the “Financing Agreement”), by and among the Company, the subsidiary guarantors party thereto, Cerberus and the lenders party thereto.

The Financing Agreement Amendment provides for an amendment to the provision requiring the Company to prepay the outstanding principal of the term loans outstanding under the Financing Agreement (the “Loans”) in an amount equal to 100% of the Net Cash Proceeds (as defined in the Financing Agreement) received in connection with any Extraordinary Receipts (as defined in the Financing Agreement), modifying it to include two limited exceptions thereto which provide that:

•
the Company is only required to prepay the Loans in an aggregate amount of 66 2/3% of the federal income tax refund that is received by the Company as a result of the Company filing to carry back to a prior year the net taxable operating loss reported on its federal income tax return for the year ended December 31, 2014; and

•	the Company is not required to prepay the Loans with cash received from individual tax refunds to the extent that the amount of any such refund is less than $100,000.

The above summary of the Financing Agreement Amendment is qualified in its entirety by the full text of the Financing Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company desired to enter into the Financing Agreement Amendment due to a federal income tax refund that it believes it will receive.  The Company reported a net operating loss on its federal income tax return for the year ended December 31, 2014, and it expects to receive a federal income tax refund (the “Refund”) in an estimated amount of approximately $18.2 million in connection with a claim to carry back its 2014 net operating loss to the tax year ended December 31, 2012, which the Company expects to file before October 1, 2015. Without the Financing Agreement Amendment, the Company believes it would have been required to utilize the full amount of the Refund to prepay the Loans.  Alternatively, the Company could have chosen to utilize the net operating loss to offset future tax obligations, which would have resulted in no obligation to prepay the Loans.  As a result of the Financing Agreement Amendment, however, the Company will only be required to prepay the Loans in an amount equal to 66 2/3% of the total Refund amount received in connection with the Company’s claim to carry back the 2014 net operating loss to a prior year.  In addition, the Financing Agreement Amendment clarifies that cash received related to individual tax refunds that are less than $100,000 each will not be required to be utilized to prepay the Loans.

As a result of its expectation related to the Refund, the Company expects to prepay approximately $12.1 million of the Loans upon the receipt of the Refund. The Company believes that it will receive the Refund in the fourth quarter of 2015 or the first quarter of 2016. The income tax effect of the estimated 2014 net operating loss was reflected in the Company’s financial statements as of and for the year ended December 31, 2014.  Although the Company expects to receive the Refund as described above, it cannot provide any assurance that it will receive any such Refund, including in the amount or within the time period expected.

Item 8.01	Other Events.

The Company announced that it has received a Civil Investigative Demand (“CID”) from the U.S. Department of Justice (“DOJ”). The CID provides that the purpose of the investigation is “to determine whether there is or has been a violation of [the False Claims Act]” and is “focused on whether [the Company] knowingly submitted false statements in violation of the Department of Education’s Program Participation Agreement regulations.” The CID contains requests for production of documents and answers to interrogatories which the Company believes are principally related to the Company’s compliance with the U.S. Department of Education’s compensation regulations. The Company believes that its practices with respect to compensation matters are in compliance with applicable laws and regulations, and is cooperating with the DOJ in responding to the CID.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are being filed herewith:

Exhibit No.                                    Description

10.1
Amendment No. 3 to Financing Agreement, dated as of September 18, 2015, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the failure of the company to receive the expected tax refund described in this document, including in the amount or within the time period expected; the impact of the company’s late filings with the U.S. Securities and Exchange Commission (“SEC”); the impact of adverse actions by the U.S. Department of Education (“ED”) related to the action by the SEC against the company and the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the SEC. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015

ITT Educational Services, Inc.

By:           /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
Administrative and Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Amendment No. 3 to Financing Agreement, dated as of September 18, 2015, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

5